Registration No. 33-59324



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 9133



                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

               Kansas                                   48-0457967
    (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                 Identification No.)

               Post Office Box 11315, Kansas City, Missouri 64112
                    (Address of principal executive offices)


                         SPRINT RETIREMENT SAVINGS PLAN
                                       and
                         SPRINT RETIREMENT SAVINGS PLAN
                          FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plans)


                                 THOMAS A. GERKE
         Vice President, Corporate Secretary and Associate General Counsel
                                 P.O. Box 11315
                           Kansas City, Missouri 64112
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513

     This Registration Statement as originally filed related to the offering of 3,500,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees (formerly called the United System Savings Plan). 1,935,096 of such shares were issued by Sprint before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock, leaving 1,564,904 shares of Sprint Common Stock. On November 23, 1998, the remaining 1,564,904 shares of Sprint Common Stock were reclassified into 1,564,904 shares of FON Common Stock and 782,452 shares of PCS Common Stock. In the 1999 second quarter, there was a two-for-one split of the FON Common Stock, increasing the number of shares of FON Common Stock covered by the Registration Statement to 3,129,808 shares. In the 2000 first quarter, there was a two-for-one split of the PCS Common Stock, increasing the number of shares of PCS Common Stock covered by the Registration Statement to 1,564,904 shares. All of the shares of FON Common Stock and PCS Common Stock covered by the Registration Statement have been issued.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 7th day of May, 2002.

                           SPRINT CORPORATION


                                       By: /s/ A.B. Krause
                                        (A.B. Krause, Executive Vice President)


      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                   Date

W.T. ESREY*            Chairman of the Board and     )
                       Chief Executive Officer       )
                       (Principal Executive Officer) )
                                                     )
                                                     )
                       Executive Vice President      )
                       - Chief Financial Officer     )
/s/ A.B. Krause        (Principal Financial Officer) )
(A.B. Krause)                                        )
                                                     )
                                                     )
                       Senior Vice President and     )
                       Controller                    )
/s/ J.P. Meyer         (Principal Accounting Officer))  May 7, 2002
(J.P. Meyer)                                         )
                                                     )
                                                     )
D. AUSLEY*             Director                      )
                                                     )
                                                     )
                       Director                      )
(I.O. Hockaday, Jr.)                                 )
                                                     )
                                                     )
/s/ R.T. LeMay         Director                      )
(R.T. LeMay)                                         )

                                                     )
L.K. LORIMER*          Director                      )
                                                     )
                                                     )
C.E. RICE*             Director                      )
                                                     )  May 7, 2002
                                                     )
                       Director                      )
(Louis W. Smith)                                     )
                                                     )
                                                     )
STEWART TURLEY*        Director                      )





/s/ A.B. Krause
*(Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-59324)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 7th day of May, 2002.

                           SPRINT RETIREMENT SAVINGS PLAN
                           SPRINT RETIREMENT SAVINGS PLAN
                           FOR BARGAINING UNIT EMPLOYEES


                                       By: /s/ B. Watson
                                               I.B. Watson
                                          Savings Plan Committee Member